UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 29, 2024
Date of report (Date of earliest event reported)
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SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in its charter)
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Pennsylvania	0-10200	23-1707341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of Principal Executive Offices and Zip Code)
(610) 676-1000
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2024, SEI Investments Company (the “Company”) announced in a Current Report on Form 8-K, that the Company had entered into an agreement with Sean Denham, 51, to begin employment with the Company on March 18, 2024 and serve as the Company’s Chief Financial Officer effective on or about April 30, 2024 upon (i) the Company’s filing of a Quarterly Report on Form 10-Q for first quarter of 2024 and (ii) current Chief Financial Officer Dennis McGonigle’s resignation resulting from his previously announced retirement.
Mr. McGonigle’s employment with the Company will end on April 30, 2024. On February 29, 2024, Mr. McGonigle entered into an independent consulting agreement with the Company (the “Consulting Agreement”), which becomes effective on May 1, 2024. Pursuant to the Consulting Agreement, Mr. McGonigle agreed to be available during normal business hours, provide all reasonable assistance to the Company with respect to the transition of the role of the Company’s Chief Financial Officer, serve on the boards of directors of the Company’s subsidiaries and funds as mutually agreed upon and participate in other special projects or advisory roles as the Company’s Chief Executive Officer or board of directors may designate. The Consulting Agreement has an initial term of one year and automatic one-year renewal terms thereafter until terminated.
Pursuant to the Consulting Agreement, Mr. McGonigle will receive consulting fees, payable in cash, equal to $25,000 per month. Mr. McGonigle will also receive certain benefits including among others full healthcare coverage on the same basis as made available to the Company’s employees generally or payment of comparable benefits through COBRA or gross up to the monthly fee for the cost of obtaining substantially similar personal insurance and the pro-rated 2024 Incentive Compensation that he would have been awarded for 2024 based on time spent as an employee, to be paid as and when such awards are paid to the Company’s US-based employees.
The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated as of February 29, 2024, by and between the Company and Dennis J. McGonigle

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	March 1, 2024	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer